Exhibit (5)


                                  LAW OFFICES

                             MURTAGH, COHEN & BYRNE
                              1100 FRANKLIN AVENUE
                            GARDEN CITY, N.Y. 11530

                                              June 30, 1997




Medical Sterilization, Inc.
225 Underhill Boulevard
Syosset, New York 11791

                           Medical Sterilization, Inc.
      Post-Effective Amendment No. 1 to Registration Statement on Form SB2

Dear Sirs:

         We have acted as counsel for Medical Sterilization, Inc., a New York corporation (the "Company"), in connection with Post-Effective Amendment No. 1 to the Registration Statement on Form SB2 (the "Registration Statement") of the following shares of Common Stock, $.01 par value (the "Common Stock"), of the
Company:

         (a) 778,750 shares of Common Stock to be issued upon the exercise of options granted or to be granted under the Company's 1994 Stock Option Plan, as amended (the "1994 Stock Option Plan") (the "Option Stock");

         (b) 357,500 shares of Common Stock to be issued upon the exercise of warrants heretofore issued (the "Warrant Stock");

         (c) 687,500 shares of Common Stock to be issued upon conversion of 687,500 shares of the Series B Convertible Preferred Stock (the "Conversion Stock"); and

         (d) 1,945,625 shares of Common Stock to be issued upon conversion of 1,945,625 shares of Series C Convertible Preferred Stock (the "Conversion Stock"); and

         (e) 411,667 shares of Common Stock held by persons who bought the Stock on the exercise of options or upon private placements (the "Placement Stock").

         In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including, but not limited to, the following (a) the Restated Certificate of Incorporation of the Company filed May 24, 1989; (b) the Certificates of Amendment of the Certificate of Incorporation filed January 4, 1990, November 25, 1994,


                                        By: /s/ Harvey Cohen





Medical Sterilization, Inc.                                             Page - 2
June 30, 1997




June 17, 1996 and January 5, 1997, and Certificate of Correction of Certificate of Amendment of Certificate of Incorporation filed January 10, 1997; (c) the Amended and Restated By-laws of the Company; (d) the 1994 and 1996 Option Plans;
(e) the form of warrants;  (f) the Series B and C Convertible  Preferred  Stock;
(g) the agreements with Apple Bank; (h) the agreements with Shamrock Technologies, Inc.; (i) the agreements with Rosenthal & Rosenthal, Inc.; (j) the agreement with Pilling Weck, Inc.; and (k) the agreements with TFX Equities Incorporated.

         1. The Company has been duly incorporated and is a validly existing corporation under the laws of the State of New York.

         2. The Placement Stock has been duly and validly issued, fully paid and nonassessable.

         3. The Option Stock, the Warrant Stock and the Conversion Stock will be, when issued, upon exercise of options or warrants or conversion of Series B and C Convertible Preferred Stock, validly issued, fully paid and nonassessable.

         4. The following additional action will have to be taken: Compliance with applicable State or Foreign Securities or "Blue Sky" Laws.

         5. Except as noted above, no authorization, consent or approval of any governmental authority is necessary for the sale of the Placement Stock, or the Option Stock, Warrant Stock and Conversion Stock after issuance.

         We know that we are referred to in the Prospectus forming a part of the Registration Statement, and also under "Legal Proceedings". We hereby consent to the use of our name therein and to the use of this opinion as a party of Exhibit 5 thereto.

                                                     Very truly yours,

                                                     MURTAGH, COHEN & BYRNE




                                                     By: /s/ Harvey Cohen

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